EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-140468, No. 333-131848, No. 333-123606, No. 333-112483, No. 333-83014, No. 333-95615, No. 333-17725, No. 333-05125, No. 33-69782, No. 33-44481, No. 33-33535, No. 333-52844, No. 333-69955, No. 333-07347, and No. 333-55816) of MICROS Systems, Inc. of our report dated August 29, 2007 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

[PricewaterhouseCoopers LLP (signed)]
Baltimore, Maryland
August 29, 2008

EXHIBIT 23 - CONSENT OF VALUATION FIRM

CONSENT OF VALUATION FIRM

We hereby consent to the inclusion in this Form 10-K of references to our valuation report relating to the estimation of fair value of certain auction rate securities held by the Company as of June 30, 2008.

/s/Houlihan Smith & Company, Inc.
August 25, 2008